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                                                                   Exhibit 99.1

FOR RELEASE: Immediately


Contact:
Richard K. Arter            Investor Relations             941-362-1200
Richard J. Dobbyn           Chief Financial Officer        941-362-1200

          SUN HYDRAULICS CORPORATION DECLARES FOURTH QUARTER DIVIDEND

SARASOTA, FLA, December 20, 1999 - Sun Hydraulics Corporation (NASDAQ: SNHY) has announced a $0.04 per share dividend on its common stock. The dividend is payable on January 15, 2000, to shareholders of record as of December 31, 1999.

Sun Hydraulics Corporation, with manufacturing and distribution facilities in Sarasota and Manatee, Florida, Coventry, England, Erkelenz, Germany and Incheon, Korea, is a leading designer and manufacturer of high-performance screw-in hydraulic cartridge valves and manifolds for worldwide mobile and industrial markets.



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